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                               EPSTEIN BECKER & GREEN, P.C.
                                   250 PARK AVENUE
                                NEW YORK, NEW YORK 10177






                                                              April 15, 1997

Viocenet, Inc.
380 Lexington Avenue
Suite 517
New York, New York 10168

     Re:  Registration Statement of Form SB-2
          VOICENET, INC.

Ladies and Gentlemen:

     We have acted as counsel to Voicenet, Inc. (the "Company") in connection with the Company's registered public offering (the "Public Offering") of shares of the Company's $.01 per value common stock ("Common Stock"), pursuant to a Registration Statement dated September 27,1996 and Amendments Nos. 1 and 2 thereto dated March 12, 1997 and April 15, 1997, respectively (Registration No. 333-12979)(the "Registration Statement") and the Prospectus dated April 15, 1997 (the "Prospectus") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to

     1. a minimum of 750,000 shares of Common Stock (the "Minimum Shares") up to a maximum of 1,875,000 shares of Common Stock ("the Maximum Shares"), which will be sold by Grady and Hatch & Company, Inc. on a "best efforts", 750,000 shares of Common Stock or none basis;

     2. up to 187,000 Underwriter's Warrants to purchase shares of Common Stock; and

     3. up to 187,000 shares of Common Stock, issuable upon the exercise of the Underwriter's Warrants set forth in 2, at $8.80 per share.

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Voicenet, Inc.
April 15, 1997
Page 2

    We have examined copies of said Registration Statement and the exhibits thereto under the Securities Act of 1933, as amended. We have conferred with officers of the Company and have examined the originals, or photostatic, certified or conformed copies, of such records of the Company, certificates of officers of the Company, certificates of public officials, and such other documents as we have deemed relevant and necessary, as a basis for the opinions set forth herein. In connection with such examinations, we have assumed the authenticity of all documents submitted to us as originals or duplicate originals, the conformity to original documents of all document copies, the authenticity of the respective originals of such latter documents, and the correctness and completeness of such certificates. Finally, we have obtained from officers of the Company such assurances as we have considered necessary for the purposes of this opinion.

    On the basis of the of foregoing, and such other matters of fact and questions of law as we have deemed relevant in the circumstances, and in reliance thereon, it is our opinion that:

    1. The authorized capital of the Company consists of 10,000,000 shares of Common Stock, $.01 par value, and 1,000,000 shares of Preferred Stock, $.01 par value.

    2. Up to the Maximum Shares, up to 187,500 Underwriter's Warrants and up to 187,500 shares of Common Stock issuable upon the exercise of the Underwriter's Warrants have been duly authorized by the Board of Directors of the Company, and upon issuance of the shares of Common Stock which are subscribed for during the Offering Period (as defined in the Prospectus) after payment in full of the subscription price in accordance with the terms set forth in the Prospectus, and upon issuance of the shares of Common Stock which are issuable upon exercise of the Underwriter's Warrants in accordance with their terms after payment of the exercise price, such shares of Common Stock will be validly issued, fully paid and non-assessable.

    The undersigned hereby consent to the use of their name in the Registration Statement and the Prospectus forming a part of the Registration Statement, and to references to this opinion contained therein under the caption of the Prospectus entitled "Legal Matters."

    This opinion is limited to the matters herein, and may not be relied upon by any other person or for any other purpose other than in connection with the corporate authority for the issuance of the securities described above.

                                       Very truly yours,

                                       EPSTEIN BECKER & GREEN, P.C.

                                       By: /s/ David E. Fleming
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                                               David E. Fleming